Strengthening Connections

2Q
18

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Second Quarter 2018

Financial Supplement
Corporate Information	Second Quarter 2018

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2018, the company's 198 data centers, including 18 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 27.8 million square feet, excluding approximately 3.3 million square feet of space under active development and 1.5 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Chris Sharp: Chief Technology Officer
Erich Sanchack: Executive Vice President, Operations

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
BMO Capital Markets	Merrill Lynch	Barclays Capital	Citigroup	Cowen & Company
Ari Klein	Michael J. Funk	Ross Smotrich	Michael Rollins	Colby Synesael
(212) 885-4103	(646) 855-5664	(212) 526-2306	(212) 816-1116	(646) 562-1355

John P. Kim	Jeffrey Spector	Dan Occhionero	Emmanuel Korchman	Jonathan Charbonneau
(212) 885-4115	(646) 855-1363	(212) 526-7164	(212) 816-1382	(646) 562-1356

Credit Suisse	Deutsche Bank	Green Street Advisors	Guggenheim Securities	J.P. Morgan
Sami Badri	Vincent Chao	Lukas Hartwich	Robert Gutman	Richard Choe
(212) 538-1727	(212) 250-6799	(949) 640-8780	(212) 518-9148	(212) 662-6708

Mitchell Li	Mike Husseini	David Guarino
(212) 325-2686	(212) 250-7703	(949) 640-8780

Jefferies	KeyBanc Capital	MoffettNathanson	Morgan Stanley	RBC Capital Markets
Jonathan Petersen	Jordan Sadler	Nick Del Deo	Simon Flannery	Jonathan Atkin
(212) 284-1705	(917) 368-2280	(212) 519-0025	(212) 761-6432	(415) 633-8589

Omotayo Okusanya	Kathleen Morgan	Sydney Marks	Lisa Lam	Bora Lee
(212) 336-7076	(917) 368-2230	(212) 519-0018	(212) 761-4487	(212) 618-7823

R.W. Baird	Raymond James	Stifel	SunTrust	UBS
David Rodgers	Frank Louthan	Erik Rasmussen	Greg Miller	John Hodulik
(216) 737-7341	(404) 442-5867	(212) 271-3461	(212) 303-4169	(212) 713-4226

			Matthew Kahn	Lisa Friedman
Wells Fargo	William Blair		(212) 319-2644	(212) 713-2589
Jennifer Fritzsche	James Breen
(312) 920-3548	(617) 235-7513

Eric Luebchow
(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2018

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17
High price	$112.07	$115.08	$124.16	$127.23	$121.53
Low price	$100.50	$96.56	$109.19	$108.73	$105.17
Closing price, end of quarter	$111.58	$105.38	$113.90	$118.33	$112.95
Average daily trading volume	1,121,334	1,565,456	1,206,103	1,405,287	1,194,181
Indicated dividend per common share (1)	$4.04	$4.04	$3.72	$3.72	$3.72
Closing annual dividend yield, end of quarter	3.6%	3.8%	3.3%	3.1%	3.3%
Shares and units outstanding, end of quarter (2)	214,553,149	214,611,402	213,959,395	213,916,456	164,586,841
Closing market value of shares and units outstanding (3)	$23,939,840	$22,615,749	$24,369,975	$25,312,734	$18,590,083

(1)	On an annualized basis.

(2)
As of June 30, 2018, the total number of shares and units includes 206,055,117 shares of common stock, 6,531,727 common units held by third parties and 1,966,305 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(3)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2018	Second Quarter 2018

Partner	# of Units (1)	% Ownership
Digital Realty Trust, Inc.	206,055,117	96.0%
Third Party Unitholders	6,531,727	3.1%
Directors, Officers and Others (2)	1,966,305	0.9%
Total	214,553,149	100.0%

(1)
The total number of units includes 206,055,117 general partnership common units, 6,531,727 common units held by third parties and 1,966,305 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(2)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2018

Shares and Units at End of Quarter	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17
Common shares outstanding	206,055,117	205,874,914	205,470,300	205,433,495	162,183,489
Common units outstanding	8,498,032	8,736,488	8,489,095	8,482,961	2,403,352
Total Shares and Partnership Units	214,553,149	214,611,402	213,959,395	213,916,456	164,586,841

Enterprise Value
Market value of common equity (1)	$23,939,840	$22,615,749	$24,369,975	$25,312,734	$18,590,083
Liquidation value of preferred equity	1,266,250	1,266,250	1,266,250	1,266,250	865,000
Total debt at balance sheet carrying value	9,106,084	9,147,712	8,648,618	8,484,244	6,437,620
Total Enterprise Value	$34,312,174	$33,029,711	$34,284,843	$35,063,228	$25,892,703
Total debt / total enterprise value	26.5%	27.7%	25.2%	24.2%	24.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$17,722,610	$17,528,976	$17,079,413	$16,535,694	$12,285,691
Total Assets	21,411,423	21,581,917	21,404,345	21,232,498	12,579,571
Total Liabilities	10,561,690	10,595,502	10,300,993	9,994,566	7,548,277

Selected Operating Data
Total operating revenues	$754,919	$744,368	$731,445	$609,925	$565,989
Total operating expenses	610,857	600,555	614,247	543,768	435,332
Interest expense	78,810	76,985	73,989	71,621	57,582
Net income (loss)	88,159	110,095	79,658	12,476	79,571
Net income (loss) available to common stockholders	65,134	86,298	53,306	(4,139)	57,837

Financial Ratios
EBITDA (2)	$444,853	$461,446	$415,813	$296,892	$296,169
Adjusted EBITDA (3)	458,130	450,813	428,311	351,904	328,862
Net Debt to Adjusted EBITDA (4)	5.2x	5.3x	5.2x	6.0x	5.1x
GAAP interest expense	78,810	76,985	73,989	71,621	57,582
Fixed charges (5)	107,401	104,892	102,504	93,619	75,992
Interest coverage ratio (6)	5.3x	5.3x	5.2x	4.8x	5.4x
Fixed charge coverage ratio (7)	4.3x	4.3x	4.2x	3.9x	4.3x

Profitability Measures
Net income (loss) per common share - basic	$0.32	$0.42	$0.26	($0.02)	$0.36
Net income (loss) per common share - diluted	$0.32	$0.42	$0.26	($0.02)	$0.36
Funds from operations (FFO) / diluted share and unit (8)	$1.64	$1.61	$1.48	$1.23	$1.44
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.66	$1.63	$1.55	$1.51	$1.54
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.55	$1.53	$1.35	$1.37	$1.42
Dividends per share and common unit	$1.01	$1.01	$0.93	$0.93	$0.93
Diluted FFO payout ratio (8) (10)	61.5%	62.8%	62.9%	75.5%	64.6%
Diluted Core FFO payout ratio (8) (11)	60.8%	62.0%	60.0%	61.6%	60.4%
Diluted AFFO payout ratio (9) (12)	65.4%	66.0%	68.7%	68.1%	65.4%

Portfolio Statistics
Data Centers (13)	198	199	198	193	184
Cross-connects	76,000	75,000	74,000	73,000	71,600
Net rentable square feet, excluding development space (13)	27,847,819	27,115,634	26,588,569	26,056,085	22,914,945
Occupancy at end of quarter (14)	89.4%	89.2%	90.2%	90.8%	89.1%
Occupied square footage	24,906,210	24,195,848	23,991,756	23,659,177	20,422,713
Space under active development (15)	3,325,092	3,629,821	2,700,156	2,759,858	1,182,869
Space held for development (16)	1,455,841	1,532,682	1,645,175	1,636,300	1,674,556
Weighted average remaining lease term (years) (17)	4.7	4.9	4.9	5.1	5.0
Same capital occupancy at end of quarter (14) (18)	88.7%	88.4%	89.5%	89.8%	90.0%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2018

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock potentially issuable upon conversion of our series C, series F, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, depreciation and amortization and impairment of investments in real estate. For a discussion of EBITDA, see page 38. For a reconciliation of net income available to common stockholders to EBITDA, see page 37.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 38. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 37.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four. For the quarter ended September 30, 2017, Net Debt to Adjusted EBITDA includes all of the debt associated with the DuPont Fabros merger while the annualized third quarter Adjusted EBITDA includes only 17 days of DuPont Fabros operations during the quarter.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 38. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 38. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30). Excludes buildings held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34). Excludes buildings held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Second Quarter 2018

DIGITAL REALTY REPORTS SECOND QUARTER 2018 RESULTS

San Francisco, CA — July 26, 2018 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2018. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.32 per share in 2Q18, compared to $0.36 in 2Q17

•	Reported FFO per share of $1.64 in 2Q18, compared to $1.44 in 2Q17

•	Reported core FFO per share of $1.66 in 2Q18, compared to $1.54 in 2Q17

•	Signed total bookings during 2Q18 expected to generate $94 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection

•	Raised 2018 core FFO per share outlook from $6.50 - $6.60 to $6.55 - $6.65

Financial Results
Digital Realty reported revenues for the second quarter of 2018 of $755 million, a 1% increase from the previous quarter and a 33% increase from the same quarter last year.
The company delivered second quarter of 2018 net income of $88 million, and net income available to common stockholders of $65 million, or $0.32 per diluted share, compared to $0.42 per diluted share in the previous quarter and $0.36 per diluted share in the same quarter last year.
Digital Realty generated second quarter of 2018 adjusted EBITDA of $458 million, a 2% increase from the previous quarter and a 39% increase over the same quarter last year.
The company reported second quarter of 2018 funds from operations of $353 million, or $1.64 per share, compared to $1.61 per share in the previous quarter and $1.44 per share in the same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered second quarter of 2018 core FFO of $1.66 per share, a 2% increase from $1.63 per share in the previous quarter, and an 8% increase from $1.54 per share in the same quarter last year.

Leasing Activity
“In the second quarter, we signed total bookings expected to generate $94 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection,” said Chief Executive Officer A. William Stein.  “Data center demand has picked up appreciably in 2018, and we are particularly encouraged by the broad-based activity across regions as well as the depth of demand by customer vertical.  Our efforts to strengthen connections with our customers are bearing fruit, and we will continue to work diligently to extend our global platform and deliver sustainable growth for our customers, shareholders and employees.”
The weighted-average lag between leases signed during the second quarter of 2018 and the contractual commencement date was five months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $76 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2018 rolled up 3.4% on a cash basis and up 5.8% on a GAAP basis.

Digital Realty Trust
Earnings Release	Second Quarter 2018

New leases signed during the second quarter of 2018 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$56,533	488,541	$116	45.8	$103
Powered Base Building	39	534	73	—	—
Colocation	6,369	22,631	281	1.7	305
Non-Technical	524	24,862	21	—	—
Total	$63,465	536,568	$118	47.5	$110

Europe (1)
Turn-Key Flex	$12,906	109,567	$118	9.7	$110
Colocation	1,115	1,743	640	0.2	441
Non-Technical	44	1,414	31	—	—
Total	$14,065	112,724	$125	9.9	$118

Asia Pacific (1)
Turn-Key Flex	$8,855	49,199	$180	4.9	$150
Non-Technical	19	568	34	—	—
Total	$8,874	49,767	$178	4.9	$150

Interconnection	$7,596	N/A	N/A	N/A	N/A

Grand Total	$94,000	699,059	$124	62.4	$115

Note: Totals may not foot due to rounding differences.
(1)    Based on quarterly average exchange rates during the three months ended June 30, 2018.

Investment Activity
During the second quarter of 2018, Digital Realty closed on the sale of a 378,000 square foot portfolio comprised of three mixed-use properties in Austin, Texas for $48 million. The properties were expected to generate cash net operating income of approximately $3 million in 2018, representing an exit cap rate of 6.3%. The sale generated net proceeds of $46 million, and Digital Realty recognized a gain on the sale of approximately $12 million in the second quarter of 2018.
Digital Realty also closed on the sale of 1125 Energy Park Drive, a substantially vacant, 78,100 square foot suburban office redevelopment project in St. Paul, Minnesota for $7 million. The sale generated net proceeds of $7 million, and Digital Realty recognized a gain on the sale of approximately $3 million in the second quarter of 2018.
Likewise during the second quarter of 2018, Digital Realty closed on the sale of 2010 E. Centennial Circle, a vacant 113,400 square foot office redevelopment project in Tempe, Arizona for $6 million. The sale generated net proceeds of $5 million, and Digital Realty recognized a loss on the sale of approximately $1 million in the second quarter of 2018.
During the second quarter of 2018, Digital Realty acquired a 13-acre site adjacent to one of its existing data centers in Santa Clara, California for a purchase price of $56 million. The parcel contains two fully leased office buildings with less than one year of remaining lease term. The existing structures will be razed upon expiration of the in-place leases. The site is expected to support the development of 403,000 square feet and the build-out of approximately 48 megawatts of critical load.
Digital Realty also acquired a 62-acre land parcel in Manassas, Virginia during the second quarter for a purchase price of $17 million. The site is expected to support the development of 1,700,000 square feet and the build-out of approximately 192 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to facilitate customer expansion requirements upon completion of the company's existing campus in Ashburn, Virginia.

Balance Sheet
Digital Realty had approximately $9.1 billion of total debt outstanding as of June 30, 2018, comprised of $9.0 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the second quarter of 2018, net debt-to-adjusted EBITDA was 5.2x, debt-plus-preferred-to-total enterprise value was 30.2% and fixed charge coverage was 4.3x.

Digital Realty Trust
Earnings Release	Second Quarter 2018

2018 Outlook
Digital Realty raised its 2018 core FFO per share outlook from $6.50 - $6.60 to $6.55 - $6.65. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	January 8, 2018	February 15, 2018	April 26, 2018	July 26, 2018
2018 total revenue	$3.0 - $3.2 billion	$3.0 - $3.2 billion	$3.0 - $3.2 billion	$3.0 - $3.2 billion
2018 net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)	($5 - $15 million)
2018 Adjusted EBITDA margin	58.0% - 60.0%	58.0% - 60.0%	58.0% - 60.0%	58.0% - 60.0%
2018 G&A margin	5.5% - 6.5%	5.5% - 6.5%	5.5% - 6.5%	5.5% - 6.5%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative	Slightly negative	Slightly negative
GAAP basis	Up mid-single-digits	Up mid-single-digits	Up mid-single-digits	Up mid-single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	0% - 3.0%	0% - 3.0%	1.0% - 3.0%	1.0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.28 - $1.32	$1.28 - $1.32	$1.35 - $1.40	$1.30 - $1.35
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20	$1.18 - $1.22	$1.15 - $1.20

External Growth
Dispositions
Dollar volume	$0 - $200 million	$88 - $200 million	$187 - $300 million	$199 - $300 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.9 - $1.1 billion	$0.9 - $1.1 billion	$0.9 - $1.1 billion	$1.0 - $1.2 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$25 - $30 million	$25 - $30 million	$25 - $30 million	$25 - $30 million
Recurring CapEx + capitalized leasing costs (4)	$160 - $170 million	$160 - $170 million	$160 - $170 million	$160 - $170 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $500 million	$0 - $500 million	$0 - $500 million	$650 million - $1 billion
Pricing	3.25% - 4.25%	3.25% - 4.25%	3.25% - 4.25%	3.25% - 4.50%
Timing	Mid-to-late 2018	Mid-to-late 2018	Mid-to-late 2018	Mid-to-late 2018

Net income per diluted share	$1.50 - $1.55	$1.50 - $1.55	$1.55 - $1.55	$1.55 - $1.60
Real estate depreciation and (gain)/loss on sale	$4.90 - $4.95	$4.90 - $4.95	$4.90 - $4.95	$4.95 - $4.95
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50	$6.45 - $6.50	$6.50 - $6.55
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10
Core Funds From Operations / share	$6.45 - $6.60	$6.45 - $6.60	$6.50 - $6.60	$6.55 - $6.65

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes buildings owned as of December 31, 2016 with less than 5% of the total rentable square feet under development. It also excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating data centers, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Digital Realty Trust
Earnings Release	Second Quarter 2018

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on July 26, 2018, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's second quarter 2018 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 3366836 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until August 27, 2018. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10121533. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2018

	Three Months Ended					Six Months Ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17
Rental revenues	$534,556	$530,925	$517,356	$440,591	$412,576	$1,065,481	$816,702
Tenant reimbursements - Utilities	100,084	98,576	97,657	78,134	68,407	198,660	131,805
Tenant reimbursements - Other	55,639	51,503	54,324	29,479	24,935	107,142	48,825
Interconnection & other	61,770	61,373	60,275	59,851	58,301	123,143	115,526
Fee income	2,343	1,133	1,386	1,662	1,429	3,476	3,324
Other	527	858	447	208	341	1,385	376
Total Operating Revenues	$754,919	$744,368	$731,445	$609,925	$565,989	$1,499,287	$1,116,558

Utilities	$115,470	$112,230	$112,055	$95,619	$82,739	$227,700	$159,937
Rental property operating	114,852	113,410	113,445	94,442	91,977	228,262	184,118
Property taxes	27,284	35,263	36,348	32,586	28,161	62,547	55,080
Insurance	2,606	3,731	3,223	2,590	2,576	6,337	5,168
Depreciation & amortization	298,788	294,789	287,973	199,914	178,111	593,577	354,577
General & administration	44,277	36,289	44,311	41,477	37,144	80,566	70,922
Severance, equity acceleration, and legal expenses	1,822	234	1,209	2,288	365	2,056	1,234
Transaction and integration expenses	5,606	4,178	15,681	42,809	14,235	9,784	17,558
Impairment of investments in real estate	—	—	—	28,992	—	—	—
Other expenses	152	431	2	3,051	24	583	24
Total Operating Expenses	$610,857	$600,555	$614,247	$543,768	$435,332	$1,211,412	$848,618

Operating Income (Loss)	$144,062	$143,813	$117,198	$66,157	$130,657	$287,875	$267,940

Equity in earnings of unconsolidated joint venture	$7,438	$7,410	$5,924	$5,880	$8,388	$14,848	$13,712
Gain (loss) on real estate transactions	14,192	39,273	30,746	9,751	380	53,465	(142)
Interest and other income	3,398	(42)	324	2,813	367	3,356	518
Interest (expense)	(78,810)	(76,985)	(73,989)	(71,621)	(57,582)	(155,795)	(113,032)
Tax (expense)	(2,121)	(3,374)	(545)	(2,494)	(2,639)	(5,495)	(4,862)
Gain from early extinguishment of debt	—	—	—	1,990	—	—	—
Net Income (Loss)	$88,159	$110,095	$79,658	$12,476	$79,571	$198,254	$164,134

Net (income) loss attributable to noncontrolling interests	(2,696)	(3,468)	(6,023)	(40)	(920)	(6,164)	(1,945)
Net Income Attributable to Digital Realty Trust, Inc.	$85,463	$106,627	$73,635	$12,436	$78,651	$192,090	$162,189

Preferred stock dividends, including undeclared dividends	(20,329)	(20,329)	(20,329)	(16,575)	(14,505)	(40,658)	(31,898)
Issuance costs associated with redeemed preferred stock	—	—	—	—	(6,309)	—	(6,309)

Net Income (Loss) Available to Common Stockholders	$65,134	$86,298	$53,306	($4,139)	$57,837	$151,432	$123,982

Weighted-average shares outstanding - basic	205,956,005	205,714,173	205,448,689	170,194,254	160,832,889	205,835,757	160,069,201
Weighted-average shares outstanding - diluted	206,563,079	206,507,476	206,185,084	170,194,254	161,781,868	206,460,170	161,059,527
Weighted-average fully diluted shares and units	214,895,273	214,802,763	214,424,363	174,169,511	164,026,578	214,773,601	163,271,004

Net income (loss) per share - basic	$0.32	$0.42	$0.26	($0.02)	$0.36	$0.74	$0.77
Net income (loss) per share - diluted	$0.32	$0.42	$0.26	($0.02)	$0.36	$0.73	$0.77

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2018

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Six Months Ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17

Net Income (Loss) Available to Common Stockholders	$65,134	$86,298	$53,306	($4,139)	$57,837	$151,432	$123,982
Adjustments:
Non-controlling interests in operating partnership	2,700	3,480	2,138	(79)	807	6,180	1,711
Real estate related depreciation & amortization (1)	295,750	291,686	284,924	196,871	175,010	587,436	348,457
Unconsolidated JV real estate related depreciation & amortization	3,722	3,476	3,323	2,732	2,754	7,198	5,510
(Gain) loss on real estate transactions	(14,192)	(39,273)	(30,746)	(9,751)	(380)	(53,465)	142
Non-controlling interests share of gain on sale of property	—	—	3,900	—	—	—	—
Impairment of investments in real estate	—	—	—	28,992	—	—	—
Funds From Operations	$353,114	$345,667	$316,845	$214,626	$236,028	$698,781	$479,802

Funds From Operations - diluted	$353,114	$345,667	$316,845	$214,626	$236,028	$698,781	$479,802

Weighted-average shares and units outstanding - basic	214,288	214,009	213,688	173,461	163,078	214,149	162,281
Weighted-average shares and units outstanding - diluted (2)	214,895	214,803	214,424	174,170	164,027	214,774	163,271

Funds From Operations per share - basic	$1.65	$1.62	$1.48	$1.24	$1.45	$3.26	$2.96

Funds From Operations per share - diluted (2)	$1.64	$1.61	$1.48	$1.23	$1.44	$3.25	$2.94

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17

Funds From Operations - diluted	$353,114	$345,667	$316,845	$214,626	$236,028	$698,781	$479,802
Adjustments:
Termination fees and other non-core revenues (3)	(3,663)	(858)	(447)	(208)	(341)	(4,521)	(376)
Transaction and integration expenses	5,606	4,178	15,681	42,809	14,235	9,784	17,558
Gain from early extinguishment of debt	—	—	—	(1,990)	—	—	—
Issuance costs associated with redeemed preferred stock	—	—	—	—	6,309	—	6,309
Equity in earnings adjustment for non-core items	—	—	—	—	(3,285)	—	(3,285)
Severance, equity acceleration, and legal expenses (4)	1,822	234	1,209	2,288	365	2,056	1,234
Bridge facility fees (5)	—	—	—	3,182	—	—	—
Other non-core expense adjustments	152	431	2	3,051	24	583	24
Core Funds From Operations - diluted	$357,031	$349,652	$333,290	$263,758	$253,335	$706,683	$501,266

Weighted-average shares and units outstanding - diluted (2)	214,895	214,803	214,424	174,170	164,027	214,774	163,271

Core Funds From Operations per share - diluted (2)	$1.66	$1.63	$1.55	$1.51	$1.54	$3.29	$3.07

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Six Months Ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17

Depreciation & amortization per income statement	$298,788	$294,789	$287,973	$199,914	$178,111	$593,577	$354,577
Non-real estate depreciation	(3,038)	(3,103)	(3,049)	(3,043)	(3,101)	(6,141)	(6,120)

Real Estate Related Depreciation & Amortization	$295,750	$291,686	$284,924	$196,871	$175,010	$587,436	$348,457

(2)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and the share count detail section of the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

(5)	Bridge facility fees are included in interest expense.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2018

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17

Core FFO available to common stockholders and unitholders	$357,031	$349,652	$333,290	$263,758	$253,335	$706,683	$501,266
Adjustments:
Non-real estate depreciation	3,038	3,103	3,049	3,043	3,101	6,141	6,121
Amortization of deferred financing costs	2,953	3,060	3,092	2,611	2,518	6,013	4,961
Amortization of debt discount/premium	882	875	858	816	713	1,757	1,410
Non-cash stock-based compensation expense	8,419	5,497	3,923	4,636	5,637	13,916	9,341
Straight-line rental revenue	(8,489)	(10,266)	(8,705)	(1,692)	(2,109)	(18,755)	(6,168)
Straight-line rental expense	2,669	2,547	(635)	4,212	4,342	5,216	8,529
Above- and below-market rent amortization	6,794	6,666	6,562	(873)	(1,946)	13,460	(3,919)
Deferred non-cash tax expense	(1,137)	(216)	(1,100)	284	(1,443)	(1,353)	(2,096)
Capitalized leasing compensation (1)	(2,825)	(2,998)	(3,567)	(2,945)	(2,740)	(5,823)	(5,374)
Recurring capital expenditures (2)	(34,447)	(27,328)	(45,298)	(34,664)	(26,740)	(61,775)	(56,328)
Capitalized internal leasing commissions (1)	(2,822)	(2,049)	(1,217)	(1,225)	(1,355)	(4,871)	(2,848)

AFFO available to common stockholders and unitholders (3)	$332,066	$328,543	$290,252	$237,961	$233,313	$660,609	$454,895

Weighted-average shares and units outstanding - basic	214,288	214,009	213,688	173,461	163,078	214,149	162,281
Weighted-average shares and units outstanding - diluted (4)	214,895	214,803	214,424	174,170	164,027	214,774	163,271

AFFO per share - diluted (4)	$1.55	$1.53	$1.35	$1.37	$1.42	$3.08	$2.79

Dividends per share and common unit	$1.01	$1.01	$0.93	$0.93	$0.93	$2.02	$1.86

Diluted AFFO Payout Ratio	65.4%	66.0%	68.7%	68.1%	65.4%	65.7%	66.8%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17

Weighted Average Common Stock and Units Outstanding	214,288	214,009	213,688	173,461	163,078	214,149	162,281
Add: Effect of dilutive securities (excludes 5.50% debentures)	607	794	736	709	949	625	990

Weighted Avg. Common Stock and Units Outstanding - diluted	214,895	214,803	214,424	174,170	164,027	214,774	163,271

(1)	Includes only second-generation leasing costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2018

	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17
Assets
Investments in real estate:
Real estate	$15,969,938	$15,654,932	$15,163,846	$14,693,479	$11,132,356
Construction in progress	1,323,998	1,470,065	1,399,684	1,405,740	787,315
Land held for future development	261,368	236,415	352,406	330,101	262,139
Investments in real estate	$17,555,304	$17,361,412	$16,915,936	$16,429,320	$12,181,810
Accumulated depreciation and amortization	(3,588,124)	(3,439,050)	(3,238,227)	(3,075,294)	(2,929,095)
Net Investments in Properties	$13,967,180	$13,922,362	$13,677,709	$13,354,026	$9,252,715
Investment in unconsolidated joint ventures	167,306	167,564	163,477	106,374	103,881
Net Investments in Real Estate	$14,134,486	$14,089,926	$13,841,186	$13,460,400	$9,356,596

Cash and cash equivalents	$17,589	$22,370	$51	$192,578	$22,383
Accounts and other receivables (1)	282,287	309,328	276,347	258,490	229,450
Deferred rent	445,766	442,887	430,026	420,348	423,188
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,823,275	2,928,566	2,998,806	3,052,277	1,494,083
Acquired above-market leases, net	150,084	165,568	184,375	178,190	19,716
Goodwill	3,378,325	3,405,110	3,389,595	3,384,394	778,862
Restricted cash	9,443	7,330	13,130	17,753	18,931
Assets associated with real estate held for sale	—	41,707	139,538	132,818	87,882
Other assets	170,168	169,125	131,291	135,250	148,480

Total Assets	$21,411,423	$21,581,917	$21,404,345	$21,232,498	$12,579,571

Liabilities and Equity
Global unsecured revolving credit facility	$466,971	$952,121	$550,946	$138,477	$563,063
Unsecured term loan	1,376,784	1,428,498	1,420,333	1,432,659	1,520,482
Unsecured senior notes, net of discount	7,156,084	6,660,727	6,570,757	6,806,333	4,351,148
Mortgage loans, net of premiums	106,245	106,366	106,582	106,775	2,927
Accounts payable and other accrued liabilities	1,031,794	1,012,490	980,218	1,024,394	850,602
Accrued dividends and distributions	—	—	199,761	—	—
Acquired below-market leases	216,520	225,674	249,465	257,732	76,099
Security deposits and prepaid rent	207,292	207,859	217,898	223,536	181,007
Liabilities associated with assets held for sale	—	1,767	5,033	4,660	2,949
Total Liabilities	$10,561,690	$10,595,502	$10,300,993	$9,994,566	$7,548,277

Redeemable non-controlling interests - operating partnership	52,805	49,871	53,902	64,509	—

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Preferred Stock (2)	$219,250	$219,250	$219,250	$219,250	—
Series G Cumulative Redeemable Preferred Stock (3)	241,468	241,468	241,468	241,468	$241,468
Series H Cumulative Redeemable Preferred Stock (4)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (5)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,667	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (7)	2,047	2,045	2,044	2,043	1,611
Additional paid-in capital	11,310,132	11,285,611	11,261,462	11,250,322	5,991,753
Dividends in excess of earnings	(2,314,291)	(2,177,269)	(2,055,552)	(1,917,791)	(1,722,610)
Accumulated other comprehensive (loss) income, net	(107,070)	(106,096)	(108,432)	(116,732)	(110,709)
Total Stockholders' Equity	$10,140,378	$10,253,851	$10,349,082	$10,467,529	$4,996,815

Noncontrolling Interests
Noncontrolling interest in operating partnership	$654,261	$680,400	$698,125	$699,308	$27,909
Noncontrolling interest in consolidated joint ventures	2,289	2,293	2,243	6,586	6,570

Total Noncontrolling Interests	$656,550	$682,693	$700,368	$705,894	$34,479

Total Equity	$10,796,928	$10,936,544	$11,049,450	$11,173,423	$5,031,294

Total Liabilities and Equity	$21,411,423	$21,581,917	$21,404,345	$21,232,498	$12,579,571

(1)	Net of allowance for doubtful accounts of $8,825 and $6,737, as of June 30, 2018 and December 31, 2017, respectively.

(2)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

(3)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

(4)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

(5)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

(6)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

(7)	Common Stock: 206,055,117 and 205,470,300 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2018

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$372,478
Turn-Key Flex® (4)	1,120,839
Powered Base Building® (4)	224,823
Colo & Non-tech (4)	122,686
Internet Gateway Leaseholds (4)	130,506
Total Cash NOI, Annualized	$1,971,332
less: Partners' share of consolidated JVs	43
Dispositions / expirations	(8,217)
2Q18 carry-over & remaining FY18 backlog cash NOI (stabilized) (5)	71,469
Total Consolidated Cash NOI, Annualized	$2,034,627

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$45,704
Powered Base Building®	9,664
Total Unconsolidated Cash NOI, Annualized	$55,368

Other Income
Development and Management Fees (net), Annualized	$9,372

Other Assets
Pre-stabilized inventory, at cost (7)	$415,160
Land held for development	261,368
Development CIP (8)	1,323,998
less: Investment associated with FY18 Backlog NOI	(390,004)
Cash and cash equivalents	17,589
Restricted cash	9,443
Accounts and other receivables, net	282,287
Other assets	170,168
less: Partners' share of consolidated JV assets	(190)
Total Other Assets	$2,089,819

Liabilities
Global unsecured revolving credit facility	$472,438
Unsecured term loan	1,380,867
Unsecured senior notes	7,214,000
Mortgage loans, excluding premiums	106,080
Accounts payable and other accrued liabilities (9)	1,031,794
Security deposits and prepaid rents	207,292
Backlog NOI cost to complete (10)	170,136
Preferred stock, at liquidation value	1,266,250
Digital Realty's share of unconsolidated JV debt	265,608
Total Liabilities	$12,114,465

Diluted Shares and Units Outstanding	215,160

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 39.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 2Q18 Cash NOI of $1,971.3 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY18. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 36.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings.

(8)	See page 32 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $161.8 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Second Quarter 2018

	As of June 30, 2018
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$472,438
Deferred financing costs, net		(5,467)
Total Global Unsecured Revolving Credit Facility		$466,971	5%	2.206%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$605,729		2.530%	2.175%
Unhedged variable rate portion of five-year term loan	January 15, 2021	475,138		2.689%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		3.623%	2.985%
Deferred financing costs, net		(4,083)
Total Unsecured Term Loan		$1,376,784	15%	2.822%	2.528%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$146,050		0.174%
5.875% notes due 2020	February 1, 2020	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	396,210		4.750%
2.625% notes due 2024	April 15, 2024	701,040		2.625%
2.750% notes due 2024	July 19, 2024	330,175		2.750%
4.250% notes due 2025	January 17, 2025	528,280		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
4.450% notes due 2028	July 15, 2028	650,000		4.450%
3.300% notes due 2029	July 19, 2029	462,245		3.300%
Unamortized discounts		(17,509)
Deferred financing costs, net		(40,407)
Total Senior Notes		$7,156,084	79%	3.870%

Total Unsecured Senior Notes		$7,156,084	79%	3.870%

Mortgage Loans
731 East Trade Street	July 1, 2020	$2,080		8.220%
Secured note due 2023	March 1, 2023	104,000		3.173%	2.711%
Unamortized net premiums		194
Deferred financing costs, net		(29)
Total Mortgage Loans		$106,245	1%	3.272%	2.819%

Total Indebtedness		$9,106,084	100%	3.620%	3.570%

Debt Summary
Total unhedged variable rate debt		$1,093,626	12%
Total fixed rate / hedged variable rate debt		8,079,759	88%
Total Consolidated Debt		$9,173,385	100%	3.620%	3.570% (2)

Global Unsecured Revolving Credit Facility Detail as of June 30, 2018
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,031,759	$1,536,748	$472,438

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $22.6 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Second Quarter 2018

	As of June 30, 2018
	Interest Rate	2018	2019	2020	2021	2022	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$472,438	—	—	$472,438
Total Global Unsecured Revolving Credit Facility	2.206%	—	—	—	$472,438	—	—	$472,438

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	2.175% (2)	—	—	—	$605,729	—	—	$605,729
Unhedged variable rate portion of 5-year term loan	2.689%	—	—	—	475,138	—	—	475,138
Hedged variable rate portion of 7-year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.528% (2)	—	—	—	$1,080,867	—	$300,000	$1,380,867

Senior Notes
Floating rate guaranteed notes due 2019	0.174%	—	$146,050	—	—	—	—	$146,050
5.875% notes due 2020	5.875%	—	—	$500,000	—	—	—	500,000
3.400% notes due 2020	3.400%	—	—	500,000	—	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	$400,000	—	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	$500,000	—	500,000
3.625% notes due 2022	3.625%	—	—	—	—	300,000	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	—	$350,000	350,000
4.750% notes due 2023	4.750%	—	—	—	—	—	396,210	396,210
2.625% notes due 2024	2.625%	—	—	—	—	—	701,040	701,040
2.750% notes due 2024	2.750%	—	—	—	—	—	330,175	330,175
4.250% notes due 2025	4.250%	—	—	—	—	—	528,280	528,280
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
4.450% notes due 2028	4.450%	—	—	—	—	—	650,000	650,000
3.300% notes due 2029	3.300%	—	—	—	—	—	462,245	462,245
Total Senior Notes	3.870%	—	$146,050	$1,000,000	$400,000	$800,000	$4,867,950	$7,214,000

Mortgage Loans
Secured note due 2023	2.711% (2)	—	—	—	—	—	$104,000	$104,000
731 East Trade Street	8.220%	$303	$644	$1,133	—	—	—	2,080
Total Mortgage Loans	2.819%	$303	$644	$1,133	—	—	$104,000	$106,080

Total unhedged variable rate debt		—	$146,050	—	$947,576	—	—	$1,093,626
Total fixed rate / hedged variable rate debt		$303	644	$1,001,133	1,005,729	$800,000	$5,271,950	8,079,759

Total Debt	3.570%	$303	$146,694	$1,001,133	$1,953,305	$800,000	$5,271,950	$9,173,385

Weighted Average Interest Rate		8.220%	0.209%	4.642%	2.937%	3.828%	3.655%	3.570%

Summary

Weighted Average Term to Initial Maturity								5.3 Years

Weighted Average Maturity (assuming exercise of extension options)								5.4 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2018

	As of June 30, 2018
	5.875% Notes due 2020 5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% Notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
3.700% Notes due 2027
4.450% Notes due 2028
3.300% Notes due 2029
				Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	43%	40%	Less than 60% (3)	34%
Secured debt / total assets (4)	Less than 40%	< 1%	< 1%	Less than 40%	< 1%
Total unencumbered assets / unsecured debt	Greater than 150%	220%	241%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.9x	4.9x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.5x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	35%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.3x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, as amended, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2018

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-18	30-Jun-17	% Change	31-Mar-18	% Change	30-Jun-18	30-Jun-17	% Change
Rental revenues	$295,510	$297,331	(0.6%)	$297,264	(0.6%)	$592,774	$591,154	0.3%
Tenant reimbursements - Utilities	48,986	46,099	6.3%	45,413	7.9%	94,399	89,359	5.6%
Tenant reimbursements - Other	17,640	15,890	11.0%	14,407	22.4%	32,047	32,572	(1.6%)
Interconnection & other	55,423	52,017	6.5%	55,045	0.7%	110,468	103,358	6.9%
Total Revenue	$417,559	$411,337	1.5%	$412,129	1.3%	$829,688	$816,443	1.6%

Utilities	$60,151	$58,394	3.0%	$56,312	6.8%	$116,463	$112,267	3.7%
Rental property operating	62,518	64,056	(2.4%)	64,494	(3.1%)	127,012	129,947	(2.3%)
Property taxes	14,844	18,697	(20.6%)	20,175	(26.4%)	35,019	37,301	(6.1%)
Insurance	2,025	2,211	(8.4%)	2,209	(8.3%)	4,234	4,280	(1.1%)
Total Expenses	$139,538	$143,358	(2.7%)	$143,190	(2.6%)	$282,728	$283,795	(0.4%)

Net Operating Income (2)	$278,021	$267,979	3.7%	$268,939	3.4%	$546,960	$532,648	2.7%

Less:
Stabilized straight-line rent	($4,015)	($5,064)	(20.7%)	($3,264)	23.0%	($7,279)	($9,370)	(22.3%)
Above- and below-market rent	1,846	2,056	(10.2%)	1,978	(6.7%)	3,825	4,144	(7.7%)
Cash Net Operating Income (3)	$280,190	$270,987	3.4%	$270,225	3.7%	$550,414	$537,874	2.3%

Stabilized Portfolio occupancy at period end (4)	88.7%	90.0%	(1.3%)	88.4%	0.3%	88.7%	90.0%	(1.3%)

(1)
Represents buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 39.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 39.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2018	Second Quarter 2018

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM

Number of leases (3)	41	142	1	2	182	647	15	36	239	827
Rentable Square Feet Leased (4)	647,307	1,481,441	534	199,103	24,374	100,043	26,844	136,382	699,059	1,916,969
Initial stabilized cash rent per square foot	$120	$135	$66	$18	$307	$288	$21	$20	$123	$123
GAAP base rent per square foot (5)	$121	$137	$73	$24	$307	$289	$22	$22	$124	$125
Leasing cost per square foot	$23	$28	$16	$2	$30	$28	$5	$48	$23	$26
Weighted Average Lease Term (years)	7.5	7.7	8.6	10.0	1.5	1.9	5.6	10.1	7.2	7.8

Net Effective Leasing Economics (6)
Base rent	$128	$144	$73	$24	$306	$289	$22	$22	$130	$130
Rental concessions	$7	$7	—	—	—	—	—	—	$6	$5
Estimated operating expense	$27	$27	$10	—	$104	$103	$3	$2	$28	$26
Net Rent	$94	$110	$63	$24	$202	$186	$19	$20	$95	$99

Tenant improvements	$2	$2	—	—	—	—	—	$3	$2	$2
Leasing commissions	$2	$2	$2	—	$24	$24	$1	$1	$3	$3
Net Effective Rent	$91	$106	$61	$24	$178	$162	$17	$16	$91	$94

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM
Number of leases (3)	29	132	3	16	471	1,437	12	49	515	1,634
Rentable square feet renewed (4)	161,743	813,590	38,919	237,039	163,289	428,509	127,221	404,106	491,172	1,883,244
Expiring cash rent per square foot	$163	$148	$68	$35	$263	$291	$17	$19	$151	$139
Renewed cash rent per square foot	$171	$148	$70	$37	$271	$299	$17	$18	$156	$141
Cash Rental Rate Change	4.7%	0.0%	3.0%	5.6%	2.8%	2.9%	0.6%	(7.4%)	3.4%	1.3%

Expiring GAAP base rent per square foot (5)	$149	$134	$64	$31	$263	$290	$16	$20	$146	$132
Renewed GAAP base rent per square foot (5)	$164	$144	$73	$39	$271	$299	$16	$19	$154	$139
GAAP Base Rental Rate Change	10.5%	7.8%	15.1%	23.6%	2.8%	3.0%	4.1%	(4.9%)	5.8%	5.5%

Leasing cost per square foot	$7	$6	$21	$6	$0	$0	$1	$15	$4	$7
Weighted Average Lease Term (years)	4.2	5.2	8.6	5.7	1.5	1.4	3.5	6.7	3.5	4.7

Retention Ratio (7)	63.2%	68.5%	100.0%	69.1%	90.9%	88.2%	97.9%	90.7%	81.3%	76.5%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended June 30, 2018	Second Quarter 2018

	Turn-Key Flex® (7)		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM

Number of leases (3)	40	137	1	1	169	614	8	31	218	783
Rentable Square Feet Leased (4)	494,691	1,271,828	534	534	23,453	107,005	8,719	128,354	527,397	1,507,721
Initial stabilized cash rent per square foot	$127	$140	$66	$66	$253	$259	$21	$20	$130	$139
GAAP base rent per square foot (5)	$129	$146	$73	$73	$253	$259	$23	$22	$132	$144
Leasing cost per square foot	$19	$17	$16	$16	$24	$26	$4	$53	$19	$21
Weighted Average Lease Term (years)	6.7	7.7	8.6	8.6	2.1	2.5	9.1	10.4	7.2	7.9

Net Effective Leasing Economics (6)
Base rent	$133	$150	$73	$73	$253	$260	$23	$22	$137	$147
Rental concessions	$5	$4	—	—	—	$1	—	$1	$4	$3
Estimated operating expense	$25	$26	$10	$10	$94	$99	$7	$3	$28	$29
Net Rent	$103	$120	$63	$63	$159	$160	$16	$19	$104	$114

Tenant improvements	$1	$1	—	—	—	—	—	$4	$1	$1
Leasing commissions	$2	$2	$2	$2	$28	$25	—	$1	$3	$3
Net Effective Rent	$100	$117	$61	$61	$130	$135	$16	$14	$100	$110

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM	2Q18	LTM
Number of leases (3)	25	132	3	15	494	1,441	10	45	532	1,633
Rentable square feet renewed (4)	107,038	744,482	38,919	167,339	171,229	418,679	125,980	399,226	443,166	1,729,726
Expiring cash rent per square foot	$178	$148	$68	$45	$262	$293	$16	$19	$155	$143
Renewed cash rent per square foot	$181	$147	$70	$48	$269	$301	$16	$18	$158	$145
Cash Rental Rate Change	2.1%	(0.8%)	3.0%	5.9%	2.7%	3.0%	0.6%	(7.6%)	2.5%	1.1%

Expiring GAAP base rent per square foot (5)	$158	$133	$64	$40	$262	$292	$15	$20	$149	$137
Renewed GAAP base rent per square foot (5)	$168	$143	$73	$50	$269	$301	$16	$19	$155	$144
GAAP Base Rental Rate Change	6.3%	7.1%	15.1%	24.9%	2.7%	3.1%	3.9%	(5.2%)	4.1%	5.1%

Leasing cost per square foot	$11	$7	$21	$8	$0	$0	$1	$15	$5	$7
Weighted Average Lease Term (years)	3.1	5.0	8.6	6.2	1.4	1.4	3.5	6.7	2.9	4.8

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	LTM includes $4 million of power expansions not associated with any additional rentable square footage.

Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2018

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,849,970	11.1%
Month to Month (3)	288,054	1.1%	$49,622	2.3%	$172	$173	$49,760
2018	1,347,652	5.2%	175,370	8.1%	130	130	175,522
2019	3,840,868	14.9%	439,734	20.2%	114	116	445,132
2020	2,386,928	9.3%	269,665	12.4%	113	117	280,123
2021	2,774,699	10.8%	236,652	10.9%	85	91	251,816
2022	2,693,564	10.5%	260,436	12.0%	97	106	284,668
2023	1,565,399	6.1%	162,128	7.5%	104	114	177,728
2024	1,554,436	6.0%	131,677	6.1%	85	97	150,085
2025	1,634,452	6.3%	117,692	5.4%	72	84	136,688
2026	1,155,860	4.5%	106,658	4.9%	92	109	125,421
2027	284,746	1.1%	19,592	0.8%	69	84	23,846
Thereafter	3,391,265	13.1%	205,730	9.4%	61	78	265,865

Total / Wtd. Avg.	25,767,893	100.0%	$2,174,956	100.0%	$95	$103	$2,366,654

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,849,970	11.1%	—	—
2,500 or less	1,610,827	6.3%	$318,504	14.6%
2,501 - 10,000	2,632,400	10.2%	325,172	15.0%
10,001 - 20,000	6,070,425	23.6%	732,914	33.7%
20,001 - 40,000	4,396,157	17.1%	463,397	21.3%
40,001 - 100,000	4,312,424	16.7%	214,917	9.9%
Greater than 100,000	3,895,690	15.0%	120,052	5.5%

Total / Wtd. Avg.	25,767,893	100.0%	$2,174,956	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2018

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	1,197,274	—	—	—	—	—
Month to Month (3)	158,953	$24,009	1.1%	$151	$152	$24,145
2018	373,987	59,378	2.7%	159	159	59,525
2019	1,634,457	247,088	11.4%	151	154	251,884
2020	1,454,592	212,244	9.8%	146	152	221,397
2021	1,282,832	192,145	8.8%	150	160	205,697
2022	1,423,245	216,834	10.0%	152	167	237,653
2023	1,105,622	149,401	6.9%	135	148	164,065
2024	703,335	96,409	4.4%	137	157	110,696
2025	590,522	74,778	3.4%	127	150	88,349
2026	688,733	85,783	3.9%	125	147	101,168
2027	133,677	14,198	0.7%	106	127	16,948
Thereafter	1,299,809	137,755	6.4%	106	135	174,853

Total / Wtd. Avg.	12,047,038	$1,510,022	69.5%	$139	$153	$1,656,380

Powered Base Building®
Available	488,375	—	—	—	—	—
Month to Month (3)	535	$328	—	$613	$613	$328
2018	394,571	16,062	0.7%	41	41	16,067
2019	1,078,799	45,427	2.1%	42	43	45,981
2020	586,424	20,525	0.9%	35	37	21,494
2021	915,791	22,622	1.0%	25	26	23,850
2022	885,552	33,612	1.5%	38	41	36,610
2023	323,928	7,844	0.4%	24	26	8,567
2024	508,302	22,882	1.1%	45	52	26,518
2025	792,131	32,967	1.5%	42	48	38,020
2026	379,935	16,698	0.8%	44	52	19,838
2027	138,480	5,289	0.2%	38	49	6,767
Thereafter	1,461,507	62,124	2.9%	43	58	84,156

Total / Wtd. Avg.	7,954,330	$286,380	13.1%	$38	$44	$328,196

Colocation
Available	571,121	—	—	—	—	—
Month to Month (3)	99,742	$23,763	1.1%	$238	$238	$23,763
2018	316,643	93,028	4.3%	294	294	93,028
2019	424,189	138,877	6.4%	327	327	138,878
2020	158,168	31,710	1.5%	200	200	31,711
2021	66,204	13,738	0.6%	208	208	13,741
2022	22,976	3,797	0.2%	165	165	3,797
2023	11,958	3,214	0.1%	269	269	3,214
2024	73,188	7,752	0.4%	106	106	7,752
2025	26,782	6,884	0.3%	257	257	6,884
2026	12,613	3,200	0.1%	254	254	3,200
2027	—	—	—	—	—	—
Thereafter	350	310	—	882	882	310

Total / Wtd. Avg.	1,783,934	$326,273	15.0%	$269	$269	$326,278

Non-Technical
Available	593,200	—	—	—	—	—
Month to Month (3)	28,824	$1,521	0.1%	$53	$53	$1,524
2018	262,451	6,902	0.3%	26	26	6,902
2019	703,423	8,342	0.4%	12	12	8,389
2020	187,743	5,186	0.2%	28	29	5,520
2021	509,872	8,147	0.4%	16	17	8,527
2022	361,791	6,192	0.3%	17	18	6,608
2023	123,891	1,668	0.1%	13	15	1,882
2024	269,611	4,634	0.2%	17	19	5,119
2025	225,018	3,063	0.1%	14	15	3,435
2026	74,579	977	—	13	16	1,214
2027	12,589	104	—	8	10	131
Thereafter	629,599	5,545	0.3%	9	10	6,549

Total / Wtd. Avg.	3,982,591	$52,281	2.4%	$15	$16	$55,800

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2018, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note:     Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2018

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	Fortune 50 Software Company	17	1,714,762	7.5%	$139,792	6.4%	5.7
2	Facebook, Inc.	17	1,001,429	4.4%	138,784	6.4%	4.9
3	IBM	26	1,003,461	4.4%	136,381	6.3%	3.7
4	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.5%	79,465	3.7%	4.2
5	Fortune 25 Investment Grade-Rated Company	11	672,119	2.9%	76,950	3.5%	5.7
6	Oracle America, Inc.	18	588,263	2.6%	72,053	3.3%	3.1
7	Equinix	20	959,791	4.2%	57,673	2.7%	10.9
8	Rackspace	12	615,252	2.7%	57,157	2.6%	6.8
9	Verizon	66	414,343	1.8%	53,364	2.5%	3.7
10	LinkedIn Corporation	7	390,087	1.7%	48,276	2.2%	6.2
11	AT&T	56	667,245	2.9%	41,171	1.9%	4.0
12	Fortune 500 SaaS Provider	7	277,108	1.2%	40,950	1.9%	4.8
13	DXC Technology Company (4)	12	255,574	1.1%	34,634	1.6%	1.3
14	JPMorgan Chase & Co.	16	261,025	1.1%	32,016	1.5%	3.3
15	Comcast Corporation	26	166,336	0.7%	31,513	1.4%	6.7
16	CenturyLink, Inc.	80	428,087	1.9%	26,837	1.2%	5.3
17	SunGard Availability Services LP	11	222,184	1.0%	25,106	1.2%	6.8
18	Charter Communications	18	144,783	0.6%	23,631	1.1%	6.0
19	NTT Communications Company	16	232,816	1.0%	23,309	1.1%	3.5
20	Uber Technologies, Inc.	4	133,714	0.6%	23,286	1.1%	3.1
	Total / Weighted Average		12,087,036	52.8%	$1,162,348	53.6%	5.2

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before June 30, 2018. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2018, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

(4)
Represents leases with former Hewlett Packard Enterprises affiliates, which are our direct customers. DXC Technology Company was formed in 2Q 2017 from the merger of Computer Sciences Corporation (CSC) and the Enterprise Services business of Hewlett Packard Enterprise.

Portfolio Summary	Financial Supplement
As of June 30, 2018	Second Quarter 2018

	As of
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
Number of Data Centers (1)
Domestic (2)	132	133	131	130	123
International	48	48	49	48	46
Unconsolidated joint ventures (1)	18	18	18	15	15
Held-for-sale	—	4	7	9	3
Total	198	203	205	202	187

Number of Buildings (1)
Domestic (2)	144	144	142	145	142
International	48	48	49	48	47
Unconsolidated joint ventures (1)	19	19	19	16	16
Held-for-sale	—	8	15	14	5
Total	211	219	225	223	210

Number of Metropolitan Areas
Domestic	18	18	18	18	19
International	12	12	12	12	12
Unconsolidated joint ventures	2	2	2	1	1
Held-for-sale	—	—	1	2	1
Total	32	32	33	33	33

Net Rentable Square Feet (3)
Domestic	21,879,574	21,261,798	20,920,679	20,758,073	17,644,614
International	3,563,966	3,464,131	3,430,671	3,430,671	3,402,990
Unconsolidated joint ventures	2,404,279	2,389,705	2,237,219	1,867,341	1,867,341
Held-for-sale	—	490,936	1,067,704	979,242	495,204
Total	27,847,819	27,606,570	27,656,273	27,035,327	23,410,149

Active Development (4)
Domestic	1,820,641	2,138,421	1,189,852	1,467,163	749,642
International	1,447,608	1,491,400	1,510,304	1,292,695	433,227
Unconsolidated joint ventures	56,843	—	—	—	—
Total	3,325,092	3,629,821	2,700,156	2,759,858	1,182,869

Space Held for Development (5)
Domestic	1,258,557	1,209,712	1,283,632	1,253,516	1,291,773
International	197,284	251,553	290,126	311,367	311,367
Unconsolidated joint ventures	—	71,417	71,417	71,417	71,417
Held-for-sale	—	—	89,923	89,923	89,923
Total	1,455,841	1,532,682	1,735,098	1,726,223	1,764,480

Portfolio occupancy (6)	89.4%	89.2%	90.2%	90.8%	89.1%
Digital Realty's share occupancy (7)	88.9%	88.7%	89.7%	90.3%	88.5%
Stabilized "same-capital" pool occupancy (8)	88.7%	88.4%	89.5%	89.8%	90.0%

(1)
Includes 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; and five data centers held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA, 2020 Fifth Avenue, Seattle, WA; Digital Osaka; Mitaka North; and Mitaka South.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the data center count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our data center count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of buildings owned as of December 31, 2016 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Second Quarter 2018

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,408,589	$3,587	$1,412,176	57.9%
Powered Base Building®	206,747	33	206,780	8.5%
Colocation	90,966	26,504	117,470	4.8%
Non-Technical	38,903	4	38,907	1.6%
Corporate Data Center Total	$1,745,205	$30,128	$1,775,333	72.8%

Internet Gateway Data Center
Turn-Key Flex®	$101,432	$1,187	$102,619	4.2%
Powered Base Building®	79,633	—	79,633	3.3%
Colocation	235,307	230,292	465,599	19.1%
Non-Technical	8,556	4	8,560	0.4%
Internet Gateway Data Center Total	$424,928	$231,483	$656,411	27.0%

Non-Data Center
Non-Technical	$4,823	—	$4,823	0.2%
Non-Data Center Total	$4,823	—	$4,823	0.2%

Total	$2,174,956	$261,611	$2,436,567	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2018, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Second Quarter 2018

Metropolitan Area	IT Load / MW Capacity (2)	Leased Square Feet	Net Rentable Square Feet (3)	Occupancy % 6/30/18 (4)	Occupancy % 3/31/18 (4)

Northern Virginia	371.5	3,845,108	4,113,312	93.5%	93.5%
Chicago	155.2	1,719,406	1,923,577	89.4%	95.4%
Silicon Valley	99.5	925,439	961,573	96.2%	96.1%
Dallas	82.2	966,514	1,217,120	79.4%	78.1%
Phoenix	45.7	557,213	700,190	79.6%	80.3%
New York	45.8	831,602	1,045,610	79.5%	79.4%
San Francisco	26.7	370,767	494,695	74.9%	74.9%
Boston	19.0	229,623	375,026	61.2%	61.3%
Los Angeles	13.7	203,595	247,552	82.2%	84.8%
Houston	12.6	143,380	163,209	87.9%	87.9%
Other Metropolitan Areas	32.3	468,618	539,676	86.8%	82.2%
Total North America	904.2	10,261,265	11,781,540	87.1%	87.6%

London, United Kingdom	93.4	1,003,552	1,149,589	87.3%	89.4%
Amsterdam, Netherlands	15.1	101,121	130,312	77.6%	79.3%
Other Metropolitan Areas	15.0	177,557	224,456	79.1%	64.1%
Total Europe	123.5	1,282,230	1,504,357	85.2%	84.7%

Singapore	25.9	293,206	307,451	95.4%	91.1%
Other Metropolitan Areas	16.6	225,878	237,624	95.1%	93.0%
Total Asia/Pacific	42.5	519,084	545,075	95.2%	91.9%

Total	1,070.2	12,062,579	13,830,972	87.2%	87.5%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2018

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-18	31-Mar-18	TKF & Colo IT Load (6)

North America

Northern Virginia	5,199,047	1,115,062	90,998	$499,184	94.3%	94.3%	369.7
Chicago	2,960,731	382,892	231,839	289,716	91.6%	95.5%	155.2
New York	1,907,206	34,821	278,170	199,014	85.1%	85.0%	45.1
Silicon Valley	2,185,341	65,680	—	195,179	97.0%	96.9%	99.5
Dallas	3,365,709	201,669	81,206	180,090	84.7%	84.3%	81.9
Phoenix	990,385	—	108,926	89,460	66.9%	67.5%	45.7
San Francisco	989,490	—	13,753	73,223	67.5%	66.7%	26.7
Atlanta	775,606	—	313,581	56,101	94.8%	94.6%	8.9
Los Angeles	818,479	—	—	40,350	89.5%	90.2%	13.7
Boston	534,249	—	50,649	31,705	67.3%	67.3%	19.0
Houston	392,816	—	13,969	21,896	87.9%	87.9%	12.6
Toronto, Canada	256,369	644,469	—	18,205	95.5%	93.9%	9.8
Denver	371,500	—	—	11,476	95.6%	95.6%	—
Austin	85,688	—	—	8,016	61.6%	50.1%	4.3
Miami	205,797	20,517	—	6,972	95.9%	95.4%	1.4
Portland	48,574	—	—	6,144	83.5%	83.3%	4.5
Minneapolis/St. Paul	328,765	—	—	5,644	100.0%	100.0%	—
Charlotte	95,499	—	—	4,518	89.4%	89.1%	1.5
Seattle	40,480	—	75,466	2,559	77.0%	76.9%	2.0
North America Total/Weighted Average	21,551,731	2,465,110	1,258,557	$1,739,452	88.3%	88.7%	901.5

EUROPE

London, United Kingdom	1,432,248	65,902	129,099	$210,198	87.9%	89.8%	93.4
Amsterdam, Netherlands	471,338	91,859	68,185	45,318	93.7%	89.6%	15.1
Dublin, Ireland	307,775	49,051	—	23,712	89.7%	90.4%	8.1
Frankfurt, Germany	83,981	83,818	—	12,202	74.9%	32.1%	6.9
Paris, France	185,994	—	—	7,264	100.0%	100.0%	—
Manchester, England	38,016	—	—	1,841	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,528	100.0%	100.0%	—
Europe Total/Weighted Average	2,578,542	290,630	197,284	$302,063	90.1%	89.1%	123.5

ASIA PACIFIC

Singapore	465,519	75,119	—	$73,431	87.3%	84.1%	25.9
Melbourne	125,329	21,241	—	17,198	92.3%	91.5%	7.2
Sydney	138,207	176,150	—	16,495	97.9%	99.8%	6.5
Osaka	—	239,999	—	—	—	—	—
Asia Pacific Total/Weighted Average	729,055	512,509	—	$107,124	90.1%	88.4%	39.6

Non-Data Center Properties	584,212	—	—	$4,823	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	25,443,540	3,268,249	1,455,841	$2,153,462	88.8%	88.8%	1,064.6

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$27,069	99.5%	99.1%	9.0
Hong Kong	129,457	56,843	—	22,580	82.5%	80.8%	5.8
Silicon Valley	326,305	—	—	12,768	100.0%	100.0%	—
Dallas	319,876	—	—	7,739	100.0%	100.0%	—
New York	108,336	—	—	3,460	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,430,546	56,843	—	$73,616	98.2%	98.1%	18.2

Managed Portfolio Total/Weighted Average	26,874,086	3,325,092	1,455,841	$2,227,078	89.3%	89.3%	1,082.8

Digital Realty Share Total/Weighted Average (7)	25,767,893	3,296,670	1,455,841	$2,174,956	88.9%	88.9%	1,070.2

NON-MANAGED JOINT VENTURES

Seattle	451,369	—	—	$53,738	97.5%	97.9%	28.5
Tokyo	430,277	—	—	22,415	86.9%	86.9%	15.5
Osaka	92,087	—	—	15,062	89.2%	89.2%	7.6
Non-Managed Portfolio Total/Weighted Average	973,733	—	—	$91,215	92.0%	92.2%	51.6

Portfolio Total/Weighted Average	27,847,819	3,325,092	1,455,841	$2,318,293	89.4%	89.4%	1,134.4

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 30).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2018, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2018

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	382,892	$42,044	$108,213	$150,257	—	—	—	—	—	—	—				1	382,892	$42,044	$108,213	$150,257
Dallas	1	132,310	368	14,247	14,615	1	69,359	6,000	$31,383	$17,175	$48,558	—	3Q18			1	201,669	31,751	31,422	63,173
Miami	—	—	—	—	—	1	20,517	800	16,123	1,247	17,370	35.0%	3Q18			1	20,517	16,123	1,247	17,370
Northern Virginia	2	539,195	64,072	35,056	99,128	4	575,867	63,600	222,159	285,748	507,907	87.4%	1Q19			4	1,115,062	286,231	320,804	607,035
New York	—	—	—	—	—	2	34,821	2,400	35,843	1,862	37,705	50.0%	3Q18			2	34,821	35,843	1,862	37,705
Silicon Valley	—	—	—	—	—	1	65,680	6,000	70,204	6,212	76,416	100.0%	3Q18			1	65,680	70,204	6,212	76,416
Toronto	1	574,247	142,596	807	143,403	1	70,222	3,000	36,661	243	36,904	—	3Q18			1	644,469	179,257	1,050	180,307
North America	5	1,628,644	$249,080	$158,323	$407,403	10	836,466	81,800	$412,373	$312,487	$724,860	77.1%		10.5%	10.1%	11	2,465,110	$661,453	$470,810	$1,132,263

Amsterdam, Netherlands	—	—	—	—	—	1	91,859	9,000	$37,431	$55,524	$92,955	22.2%	1Q19			1	91,859	$37,431	$55,524	$92,955
Dublin, Ireland	1	27,432	6,912	3,690	10,602	1	21,619	3,000	15,110	12,375	27,485	43.3%	4Q18			1	49,051	22,022	16,065	38,087
Frankfurt, Germany	—	—	—	—	—	1	83,818	6,000	25,816	38,407	64,223	—	1Q19			1	83,818	25,816	38,407	64,223
London, United Kingdom	—	—	—	—	—	1	65,902	4,000	31,689	27,965	59,654	100.0%	1Q20			1	65,902	31,689	27,965	59,654
Europe	1	27,432	$6,912	$3,690	$10,602	4	263,198	22,000	$110,046	$134,271	$244,317	33.2%		10.4%	9.6%	4	290,630	$116,958	$137,961	$254,919

Hong Kong	—	—	—	—	—	1	56,843	5,200	$18,613	$43,104	$61,717	50.0%	4Q19			1	56,843	$18,613	$43,104	$61,717
Melbourne, Australia	—	—	—	—	—	1	21,241	2,400	13,206	8,962	22,168	—	3Q18			1	21,241	13,206	8,962	22,168
Osaka, Japan	1	183,749	$30,342	$58,903	$89,245	1	56,250	7,000	10,114	86,651	96,765	—	2Q19			1	239,999	40,456	145,554	186,010
Singapore	1	36,449	44,618	9,441	54,059	1	38,670	6,000	48,980	22,752	71,732	83.5%	4Q18			1	75,119	93,598	32,193	125,791
Sydney, Australia	1	94,937	12,348	10,350	22,698	1	81,213	7,800	36,493	50,495	86,988	50.0%	4Q18			1	176,150	48,841	60,845	109,686
Asia Pacific	3	315,135	87,308	78,694	166,002	5	254,217	28,400	$127,406	$211,964	$339,370	40.5%		9.2%	9.4%	5	569,352	$214,714	$290,658	$505,372

Total	9	1,971,211	$343,300	$240,707	$584,007	19	1,353,881	132,200	$649,825	$658,722	$1,308,547	61.9%		10.1%	9.8%	20	3,325,092	$993,125	$899,429	$1,892,554

(1)	Represents costs incurred through June 30, 2018.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Second Quarter 2018

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	8,786	302	$4,542	—
Boston	1	6,413	217	3,399	—
Chicago	2	156,266	15,304	134,037	—
Dallas	2	124,275	9,600	88,636	79.2%
Houston	1	14,936	1,101	12,534	—
Northern Virginia	2	139,229	13,118	93,079	27.4%
North America	9	449,905	39,642	$336,227	28.3%	11.9%	11.5%

Dublin, Ireland	1	6,328	620	7,242	11.3%
London, United Kingdom	3	66,440	6,739	63,723	29.8%
Europe	4	72,768	7,359	$70,965	28.2%	9.7%	8.6%

Singapore	1	3,108	312	$4,037	96.2%
Asia Pacific	1	3,108	312	$4,037	96.2%	10.7%	10.1%

Subtotal Consolidated Portfolio	14	525,781	47,313	$411,229	32.9%	10.9%	10.9%

Hong Kong	1	9,167	480	$7,862	26.0%
Subtotal Unconsolidated JV (4)	1	9,167	480	$7,862	26.0%	14.0%	13.2%

Grand Total	15	534,948	47,793	$419,091	28.7%	11.5%	11.0%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of June 30, 2018.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2018

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Development (1)	N/A	529.6	$261,368	—	$261,368
Development Construction in Progress
Space Held for Development (1)	1,455,841	N/A	342,865	—	342,865	$236
Base Building Construction (2)	1,971,211	N/A	343,300	$240,707	584,007	296
Data Center Construction	1,297,038	N/A	631,212	615,618	1,246,830	961
Equipment Pool & Other Inventory (3)	N/A	N/A	4,163	—	4,163
Campus, Tenant Improvements & Other (4)	N/A	N/A	2,458	8,978	11,436
Total Development Construction in Progress	4,724,090		$1,323,998	$865,303	$2,189,301

Enhancement & Other			$12,858	$28,730	$41,588
Recurring			12,165	18,904	31,069
Total Construction in Progress			$1,610,389	$912,937	$2,523,326

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of June 30, 2018 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.

(6)	Represents costs incurred through June 30, 2018. Excludes costs incurred by unconsolidated joint ventures.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2018

	Three Months Ended					Six Months Ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17	30-Jun-18	30-Jun-17

Non-Recurring Capital Expenditures (1)
Development	$260,673	$231,334	$314,580	$226,767	$171,128	$492,007	$370,870
Enhancements and Other Non-Recurring	3,018	6,030	443	1,359	1,722	9,048	4,538
Total Non-Recurring Capital Expenditures	$263,691	$237,364	$315,023	$228,126	$172,850	$501,055	$375,408

Recurring Capital Expenditures (2)	$34,447	$27,328	$45,298	$34,664	$26,740	$61,775	$56,328

Total Direct Capital Expenditures	$298,138	$264,692	$360,321	$262,791	$199,590	$562,830	$431,736

Indirect Capital Expenditures
Capitalized Interest	$8,164	$7,385	$8,045	$5,285	$3,770	$15,549	$8,384
Capitalized Overhead	17,699	17,763	18,376	19,731	18,351	35,462	35,950
Total Indirect Capital Expenditures	$25,863	$25,148	$26,421	$25,016	$22,121	$51,011	$44,334

Total Improvements to and Advances for Investment in Real Estate	$324,001	$289,840	$386,742	$287,807	$221,711	$613,841	$476,070

Consolidated Portfolio Net Rentable Square Feet (3)	25,767,893	25,043,589	24,669,010	24,506,404	21,364,861	25,767,893	21,364,861

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2018

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	1	313,581	$23,063
Boston	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	6	231,839	104,534
Dallas	3	116.3	31,006	3	81,206	3,983
Houston	—	—	—	1	13,969	2,726
New York	1	34.2	42,201	7	278,170	85,000
Northern Virginia	5	243.4	84,282	4	90,998	2,128
Phoenix	2	56.5	12,544	1	108,926	12,385
Portland	2	46.7	18,577	—	—	—
San Francisco	—	—	—	1	13,753	1,181
Seattle	—	—	—	1	75,466	7,736
Silicon Valley	1	2.0	5,715	—	—	—
North America	15	500.5	$219,572	26	1,258,557	$266,359

Amsterdam, Netherlands	1	5.1	$7,781	2	68,185	$28,981
Dublin, Ireland	1	5.0	6,797	—	—	—
Frankfurt, Germany	1	4.0	9,570	—	—	—
London, United Kingdom	1	6.7	11,054	4	129,099	47,525
Europe	4	20.8	$35,202	6	197,284	$76,506

Melbourne, Australia	1	4.1	$1,680	—	—	—
Osaka, Japan	1	4.2	4,914	—	—	—
Asia Pacific	2	8.3	$6,594	—	—	—

Consolidated Portfolio	21	529.6	$261,368	32	1,455,841	$342,865

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through June 30, 2018. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2018

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
10000-10006 Godwin Drive	Northern Virginia	5/3/2018	$16,500	N/A	—	—	—
2825-2845 Lafayette Street	Silicon Valley	6/19/2018	55,500	5.3%	306,144	—	100%
Total			$72,000	5.3%	306,144	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
7401 E. Ben White Blvd	Austin	4/19/2018	24,673	5.9%	203,235	—	75%
8201 E. Riverside Drive	Austin	4/19/2018	15,899	5.9%	133,460	—	82%
7620 Metro Center Drive	Austin	4/19/2018	7,029	8.2%	40,836	—	100%
2010 East Centennial Circle	Phoenix	5/22/2018	5,500	N/A	113,405	—	—
1125 Energy Park Drive	Minneapolis	5/31/2018	7,000	N/A	78,164	—	22%
Total			$60,101	6.1%	569,100	—

Joint Venture Contributions:
Property	Metropolitan Area	Date Invested	Contribution Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Second Quarter 2018

	As of June 30, 2018
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$137,117	$48,574	$155,786	$308,320	$441,532	$125,022	$18,072	$1,234,423
Accumulated depreciation & amortization	(105,192)	(3,598)	(22,695)	(3,437)	(46,520)	(11,813)	(2,998)	(196,253)
Net Book Value of Operating Real Estate	$31,925	$44,976	$133,091	$304,883	$395,012	$113,209	$15,074	$1,038,170
Other assets	19,297	9,304	61,513	115,513	59,550	32,424	3,094	300,695
Total Assets	$51,222	$54,280	$194,604	$420,396	$454,562	$145,633	$18,168	$1,338,865

Debt	134,494	47,000	—	225,850	207,896	101,783	—	717,023
Other liabilities	5,134	231	7,319	21,907	76,328	2,511	532	113,962
Equity / (deficit)	(88,406)	7,049	187,285	172,639	170,338	41,339	17,636	507,880
Total Liabilities and Equity	$51,222	$54,280	$194,604	$420,396	$454,562	$145,633	$18,168	$1,338,865

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,247	$23,500	—	$112,925	$41,579	$20,357	—	$265,608

	Three Months Ended June 30, 2018
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$13,475	$2,333	$4,923	$15,359	$10,520	$5,150	$2,266	$54,026
Operating expenses	(4,771)	(543)	(1,778)	(7,175)	(2,072)	(2,139)	(1,886)	(20,364)
Net Operating Income (NOI)	$8,704	$1,790	$3,145	$8,184	$8,448	$3,011	$380	$33,662

Straight-line rental revenue	$19	—	$1,324	($227)	($93)	($9)	—	$1,014
Above- and below-market rent	—	—	—	—	(749)	924	—	175
Cash Net Operating Income (NOI)	$8,723	$1,790	$4,469	$7,957	$7,606	$3,926	$380	$34,851

Interest expense	($1,173)	($389)	($1)	($918)	($2,026)	($1,145)	($290)	($5,942)
Depreciation & amortization	(1,383)	(211)	(1,763)	(1,713)	(3,183)	(2,256)	(581)	(11,090)
Other income / (expense)	46	1	(210)	(1,781)	57	(133)	(49)	(2,069)
Total Non-Operating Expenses	($2,510)	($599)	($1,974)	($4,412)	($5,152)	($3,534)	($920)	($19,101)

Net Income / (Loss)	$6,194	$1,191	$1,171	$3,772	$3,296	($523)	($540)	$14,561

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,352	$895	$1,573	$4,092	$1,690	$602	$65	$13,269

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,362	$895	$2,235	$3,979	$1,521	$785	$65	$13,842

Digital Realty's income (loss) from unconsolidated JVs (1)	$3,250	$595	$585	$1,887	$769	$444	($92)	$7,438

Digital Realty's Pro Rata Share of FFO (2)	$3,942	$701	$1,467	$2,744	$1,406	$895	$7	$11,162

Digital Realty's Fee Income from JV	—	—	$257	$305	$397	$388	—	$1,347

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 38.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Second Quarter 2018

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17

Net Income (Loss) Available to Common Stockholders	$65,134	$86,298	$53,306	($4,139)	$57,837
Interest	78,810	76,985	73,989	71,621	57,582
(Gain) from early extinguishment of debt	—	—	—	(1,990)	—
Tax expense	2,121	3,374	545	2,494	2,639
Depreciation & amortization	298,788	294,789	287,973	199,914	178,111
Impairment of investments in real estate	—	—	—	28,992	—
EBITDA	$444,853	$461,446	$415,813	$296,892	$296,169
Severance, equity acceleration, and legal expenses	1,822	234	1,209	2,288	365
Transaction and integration expenses	5,606	4,178	15,681	42,809	14,235
(Gain) loss on real estate transactions	(14,192)	(39,273)	(30,746)	(9,751)	(380)
Equity in earnings adjustment for non-core items	—	—	—	—	(3,285)
Other non-core adjustments, net	(2,984)	431	2	3,051	24
Non-controlling interests	2,696	3,468	6,023	40	920
Preferred stock dividends, including undeclared dividends	20,329	20,329	20,329	16,575	14,505
Issuance costs associated with redeemed preferred stock	—	—	—	—	6,309
Adjusted EBITDA	$458,130	$450,813	$428,311	$351,904	$328,862

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17	30-Jun-17

Total GAAP interest expense	$78,810	$76,985	$73,989	$71,621	$57,582
Bridge facility fees	—	—	—	(3,182)	—
Capitalized interest	8,164	7,385	8,045	5,285	3,770
Change in accrued interest and other non-cash amounts	(10,888)	1,743	(29,588)	(15,643)	2,951
Cash Interest Expense (2)	$76,086	$86,113	$52,446	$58,081	$64,303

Scheduled debt principal payments	98	193	141	138	135
Preferred dividends	20,329	20,329	20,329	16,575	14,505
Total Fixed Charges (3)	$107,401	$104,892	$102,504	$93,619	$75,992

Coverage
Interest coverage ratio (4)	5.3x	5.3x	5.2x	4.8x	5.4x
Cash interest coverage ratio (5)	6.0x	5.2x	8.2x	6.1x	5.1x
Fixed charge coverage ratio (6)	4.3x	4.3x	4.2x	3.9x	4.3x
Cash fixed charge coverage ratio (7)	3.6x	4.2x	5.9x	4.7x	4.2x

Leverage
Debt to total enterprise value (8) (9)	26.5%	27.7%	25.2%	24.2%	24.9%
Debt plus preferred stock to total enterprise value (9)(10)	30.2%	31.5%	28.9%	27.8%	28.2%
Pre-tax income to interest expense (11)	2.1x	2.4x	2.1x	1.2x	2.4x
Net Debt to Adjusted EBITDA (12)	5.2x	5.3x	5.2x	6.0x	5.1x

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2018

Definitions

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, non-controlling interests share of gain on sale of property, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) gain from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items, (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2018

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2018, GAAP interest expense was $79 million, capitalized interest was $8 million and scheduled debt principal payments and preferred dividends was $20 million.

	Three Months Ended			Six Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Jun-18	31-Mar-18	30-Jun-17	30-Jun-18	30-Jun-17

Operating income	$144,062	$143,813	$130,657	$287,875	$267,940

Fee income	(2,343)	(1,133)	(1,429)	(3,476)	(3,324)
Other income	(527)	(858)	(341)	(1,385)	(376)
Depreciation and amortization	298,788	294,789	178,111	593,577	354,577
General and administrative	44,277	36,289	37,144	80,566	70,922
Severance, equity acceleration, and legal expenses	1,822	234	365	2,056	1,234
Transaction expenses	5,606	4,178	14,235	9,784	17,558
Other expenses	152	431	24	583	24

Net Operating Income	$491,837	$477,743	$358,766	$969,580	$708,555

Cash Net Operating Income (Cash NOI)

Net Operating Income	$491,837	$477,743	$358,766	$969,580	$708,555

Straight-line rental revenue	(8,489)	(10,266)	(2,109)	(18,755)	(6,168)
Straight-line rental expense	2,692	2,599	4,316	5,291	8,573
Above- and below-market rent amortization	6,794	6,666	(1,946)	13,460	(3,919)

Cash Net Operating Income	$492,834	$476,742	$359,027	$969,576	$707,041

Forward-Looking Statements	Financial Supplement
Second Quarter 2018

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our expected investment and expansion activity, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO and net income 2018 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2018 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	reduced demand for data centers or decreases in information technology spending;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;

•	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;

•	breaches of our obligations or restrictions under our contracts with our customers;

•	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;

•	the impact of current global and local economic, credit and market conditions;

•	our inability to retain data center space that we lease or sublease from third parties;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;

•	financial market fluctuations and changes in foreign currency exchange rates;

•
adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;

•	our inability to manage our growth effectively;

•	losses in excess of our insurance coverage;

•	environmental liabilities and risks related to natural disasters;

•	our inability to comply with rules and regulations applicable to our company;

•	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;

•	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;

•	restrictions on our ability to engage in certain business activities; and

•	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.